American Standard Energy Corporation Completes $15,406,755 Private Placement of Common Stock and Warrants

FEBRUARY 1st, 2011 SCOTTSDALE, AZ – American Standard Energy Corp (the “Company”) (OTCBB:ASEN), a domestic oil and gas exploration and production company with operations focused in North Dakota and Texas, announced today that it has completed a  private placement of 4,401,930 units for gross proceeds of 15,406,755.  Each unit consisted of one share of common stock and 2 series of 5 year warrants to purchase one quarter share of common stock each.  The shares were sold to certain institutional and accredited investors.  The transaction was closed on February 1, 2011. The Company has entered into a registration rights agreement with the investors pursuant to which the Company shall file a registration statement with the Securities & Exchange Commission registering all of the common stock sold in the offering as well as the shares of stock common stock warrants sold in this private placement. After payment of commissions and expenses, the Company received net proceeds of approximately $14.2 million. The Company plans to use the proceeds of this financing to continue to pursue acquisition opportunities, expand drilling and for other working capital needs.

Scott Feldhacker, CEO of American Standard Energy Corp. commented, “We are pleased to complete this phase of funding for the company.  The proceeds will be used to continue our growth strategy which includes acquisitions of producing assets and to further our expansion and development in the Bakken region.  Our ability to utilize these funds to purchase proven producing assets strengthens immediate cash flows, allowing the company to realize dramatic revenue increases and maintain its growth while minimizing risk and dilution to our shareholders.”

Northland Capital Markets, the capital markets and investment banking services group of Northland Securities, Inc, acted as sole placement agent for the offering.

The securities were offered and issued only to accredited investors in a private placement transaction under Section 4(2) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. Accordingly, the securities offered in this placement have not been registered under the Securities Act of 1933, as amended, or state securities laws, and cannot be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. As part of the transaction, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the shares of common stock.

FORWARD-LOOKING STATEMENTS

Except for the historical information contained herein, this press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act").  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as "estimate," "project," "predict," "believe," "expect," "anticipate," "target," "plan," "intend," "seek," "goal," "will," "should," "may" or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: oil and gas prices, our ability to raise capital, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

CONTACT:
Investor Relations
Andrew Wall, General Counsel
(480) 371-1929